Exhibit 10.1

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of ______, 2021(the “Effective Date”), by and between First Real Estate Investment Trust of New Jersey, Inc., a Maryland corporation (the “Company”), and _______________ (“Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company;

WHEREAS, at the request of the Company, Indemnitee currently serves as a member of the Company’s Board of Directors and may, therefore, be subjected to claims, suits or Proceedings (as defined herein) arising as a result of his or her service;

WHEREAS, as an inducement to Indemnitee to continue to serve as a director, the Company has agreed to enter into this Agreement to indemnify and advance expenses and costs incurred by Indemnitee in connection with any claims, suits or Proceedings arising as a result of his or her service, to the maximum extent permitted by law and by the charter of the Company, including his or her service on any committee that has been, or will be, established by the Company’s Board of Directors;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be indemnified on the terms set forth in this Agreement; and

WHEREAS, this Agreement is a supplement to and in furtherance of the provisions of the charter and the bylaws of the Company regarding indemnification and advancement of expenses and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

SECTION 1.      Definitions. For the purposes of this Agreement:

(a)            “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of all of the Company’s then outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 1, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(b)            “Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which (i) a majority of the voting power or equity interest is owned directly or indirectly by the Company or (ii) the management is controlled directly or indirectly by the Company.

(c)            “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advancement of Expenses (as defined herein) is sought by Indemnitee.

(d)            “Expenses” shall include all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with asserting compulsory counterclaims that negate a plaintiff’s claims and Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(e)            “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law as applicable to Maryland and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements with the Company), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advancement of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f)            “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding (whether civil, criminal, administrative or investigative), including any appeal therefrom. If Indemnitee reasonably believes that a particular situation may lead to or culminate in the institution of a Proceeding, such situation may also be considered a “Proceeding.”

SECTION 2.         Indemnification - General. The Company shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement and otherwise to the fullest extent permitted by Maryland law in effect on the date hereof or to such extent as Maryland law thereafter from time to time may permit; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof. The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification required or permitted by Section 2-418 of the Maryland General Corporation Law (hereafter, the “MGCL”).

SECTION 3.         Rights to Indemnification. If, by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to any Proceeding, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, unless it is established that (a) the act or omission of Indemnitee was material to the matter(s) giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) Indemnitee actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that the act or omission was unlawful.

SECTION 4.         Court-Ordered Indemnification. A court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(a)            if it determines Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or

(b)            if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standard of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, in which case the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.

SECTION 5.         Indemnification for Expenses of a Party Who is Successful. To the extent that Indemnitee is successful, on the merits or otherwise, in the defense of any Proceeding to which he or she is made a party (or otherwise becomes a participant) by reason of his or her Corporate Status, or in the defense of any claim, issue or matter in the Proceeding, the Company shall indemnify Indemnitee for all Expenses (including any fees and expenses of plaintiff’s counsel) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the Proceeding, claim, issue or matter in which he or she has been successful. For purposes of this Section 5, the term “successful on the merits or otherwise” shall include, but not be limited to, the termination of any claim, issue or matter in a Proceeding by withdrawal or dismissal, with or without prejudice.

SECTION 6.         Indemnification of Expenses of a Witness. If Indemnitee is or may be, by reason of Indemnitee’s Corporate Status, made a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, Indemnitee shall be paid or reimbursed all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

SECTION 7.         Advancement of Expenses. The Company shall pay or reimburse all Expenses reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is, or is threatened to be made, a party by reason of Indemnitee’s Corporate Status, in advance of the final disposition of such Proceeding, from time to time and as incurred, within 10 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances. Such statement or statements shall include satisfactory evidence and documentation as to the amount of such Expenses and shall be preceded or accompanied by (i) a written affirmation by Indemnitee of Indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company, as authorized by the MGCL, the Company’s charter and this Agreement and (ii) a written undertaking, in such form as may be required under applicable law as in effect at the time of the execution thereof, by or on behalf of Indemnitee, to repay the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be determined that Indemnitee has not met the standard of conduct and is therefore not entitled to be indemnified against such Expenses. Indemnitee’s written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory evidence as to the amount of such Expenses. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 7 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. Advances shall be unsecured and interest free. Such advances are deemed to be an obligation of the Company to Indemnitee hereunder, and shall in no event be deemed a personal loan.

SECTION 8.          Procedure for Determination of Entitlement to Indemnification.

(a)            To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. The officer of the Company receiving such a request shall, promptly upon its receipt, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)            Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by Indemnitee and approved by the Board of Directors (or a duly authorized committee thereof) in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval will not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors, by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors, or (B) if there are no Disinterested Directors or if so directed by a majority vote of a quorum of the Disinterested Directors (or a duly authorized committee thereof), by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by the Board of Directors (or a duly authorized committee thereof) in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by Indemnitee, which approval will not be unreasonably withheld. If it is determined that Indemnitee is entitled to indemnification, the Company shall make payment to Indemnitee in full within 10 days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination or otherwise in connection with Indemnitee’s request for indemnification shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company shall pay the fees and expenses of Independent Counsel, if one is appointed.

SECTION 9.          Presumptions and Effect of Proceedings.

(a)            Except as set forth in Section 2-418(b)(3)(ii) of the MGCL, in making any determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, in each case, presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall, in each case, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)            If the person, persons or entity making the determination whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor (or, if Independent Counsel is making the determination, within 60 days after the appointment of Independent Counsel), the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, in the absence of (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under Maryland law.

(c)            The termination of any Proceeding or of any claim, issue or matter therein by judgment, order or settlement shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet the standard of conduct for indemnification.

SECTION 10.        Remedies of Indemnitee.

(a)            In the event that (i) a determination is made pursuant to Section 8 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8 within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made within 10 days after a determination of entitlement thereto has been made pursuant to Section 8 or deemed to have been made pursuant to Section 9(b), Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Indemnitee shall commence any such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceedings pursuant to this Section 10(a). The Company shall not oppose Indemnitee’s right to seek any adjudication. If Indemnitee commences a judicial proceeding pursuant to this Section 10, Indemnitee shall not be required to reimburse the Company for any advanced Expenses pursuant to Section 7 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(b)            In the event that a determination shall have been made pursuant to Section 8 that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 10, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)            The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(d)            In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication to enforce Indemnitee’s rights under, or seeks to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses of the types described in the definition of Expenses in Section 1 of this Agreement actually and reasonably incurred by Indemnitee in such judicial adjudication, but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, such expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately apportioned.

(e)            The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

SECTION 11.       Defense of the Underlying Proceeding.

(a)            Indemnitee shall notify the Company promptly in writing upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b)            Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to assume the defense of Indemnitee in any Proceeding which may give rise to indemnification hereunder with counsel reasonably acceptable to Indemnitee; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 12(a) above. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10 above.

(c)            Notwithstanding the provisions of Section 11(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld or delayed, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld or delayed, at the expense of the Company (subject to Section 10(e) of this Agreement), to represent Indemnitee in connection with any such matter. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

SECTION 12. Non-Exclusivity; Insurance; Subrogation.

(a)            The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which Indemnitee may at any time be entitled under applicable law, the Company’s charter or bylaws, any agreement, a vote of the Company’s stockholders, a resolution of the Board of Directors, or otherwise.

(b)            For so long as Indemnitee serves as a director and for a period thereafter so long as such director remains subject to liability under applicable statutes of limitations, the Company will cause to be maintained in full force and effect directors’ and officers’ liability insurance with reputable insurance companies, with A.M. Best ratings of “A” or better, covering Indemnitee or any claim made against Indemnitee by reason of his or her Corporate Status, on terms and conditions deemed appropriate by the Board of Directors, but in any event on terms and conditions at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence. If the Company receives from Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

(c)            In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)            The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy maintained by the Company, contract, agreement or otherwise.

SECTION 13. Duration of Agreement. This Agreement shall continue until and terminate ten years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, or agent of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; provided, however, that the rights of Indemnitee hereunder shall continue until the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 relating thereto.

SECTION 14. Successors and Assigns.

(a)            The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(b)            The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

SECTION 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought need be produced to evidence the existence of this Agreement.

SECTION 17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

SECTION 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

SECTION 19. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances federal law or public policy may prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company shall not be required to provide indemnification or advance Expenses in violation of applicable law.

SECTION 20. Notice to the Company’s Stockholders. Any indemnification, or advancement, of Expenses to Indemnitees arising out of a Proceeding by or in the right of the Company, shall be reported in writing to the stockholders of the Company with the notice of the next stockholders’ meeting or prior to the meeting.

SECTION 21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) on the next business day after it is sent by facsimile with confirmation of transmission by the transmitting equipment, (iii) when received by the addressee, if sent by certified mail, return receipt requested, or (iv) when received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by written notice to the other party):

(a)            If to Indemnitee, to the address set forth under the signature of Indemnitee below.

(b)            If to the Company, to:

First Real Estate Investment Trust of New Jersey, Inc.

505 Main Street

Hackensack, New Jersey 07601

Attn: [_________________]

SECTION 22. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland without application of the conflict of laws principles thereof.

SECTION 23. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to jurisdiction and venue of the courts of the State of Maryland for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Maryland and specifically, assuming proper jurisdiction, the Circuit Court for Baltimore City. COMPANY AND INDEMNITEE HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

COMPANY:

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC., a Maryland corporation

By:
Name:
Title:

INDEMNITEE:

By:
Name:	[_________________]
Address:
Facsimile: